AMENDMENT NUMBER 1 TO AGREEMENT OF PURCHASE AND SALE


          THIS AMENDMENT NUMBER 1 TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made and entered into as of the 14th day of January, 1994, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), PEGASUS MUSIC AND VIDEO, INC., a Utah corporation ("Seller"), and KEVIN S. GARN ("Shareholder"), with reference to the following facts:

     A. Purchaser, Seller and Shareholder have entered into that certain Agreement of Purchase and Sale, dated November 19, 1993 (the "Purchase Agreement").

     B. Purchaser, Seller and Shareholder desire that the Purchase Agreement be amended as hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meanings set forth in the Purchase Agreement.

          2.   Amendments to Purchase Agreement.

               2.1  The term "Agreement" set forth in the
     Purchase Agreement shall refer to the Purchase Agreement as amended hereby. The reference in Section 2.1.2 of the Purchase Agreement to Section 3.11 of the Purchase Agreement is hereby changed to refer to Section 3.10 of the Purchase Agreement. The reference in Section 4.15 of the Purchase Agreement to "Section Escrow Agreement" is hereby changed to "Section 3.8 Escrow Agreement." The reference to "K.S.G. Properties" in Section 1.2.1 of the Purchase Agreement is hereby changed to refer to "K.S.G. Properties, Inc." Whenever the term "KSG" is used in the Agreement it shall refer to K.S.G. Properties, Inc., North Park Plaza of Provo, Inc. and/or Shareholder as the context requires. The reference to the term "Purchaser" in line 1 of Section
     7.15.1 shall be changed to refer to "Seller."

               2.2 Notwithstanding anything in the Purchase Agreement to the contrary, the Purchaser will not purchase from Seller any of the Non-Returnable Inventory or the Other Inventory of the Seller, however, Purchaser shall purchase from Seller all of Seller's Sony T-120 HG blank Video 3-packs, posters (flat and rolled) and batteries which are located in the Stores on the Closing Date; said items shall be considered part of the Inventory for purposes of the Agreement. The purchase price for the Sony T-120 HG blank Video 3-packs, posters and batteries shall be $2.00 per 3-pack, $1.50 per poster and $1.00 per pack of batteries, respectively.

               2.3 Notwithstanding anything in the Purchase Agreement to the contrary, Purchaser shall not purchase from Seller any assets currently located in any of the Stores which Seller is selling on a consignment basis (collectively the "Consignment Goods"). Promptly after the Closing or any Delayed Closing, as the case may be, Seller shall remove from the Stores, the possession of which are being delivered to Purchaser at the Closing or the Delayed Closing, as the case may be, all of the Consignment Goods located therein.

               2.4 The parties hereto acknowledge and agree that in the Stores the Seller has certain items of videos and games which Seller previously used in Seller's rental busi-

     ness and which Seller currently offers for sale to the public (collectively the "Clearance Items"). Notwithstand-ing anything in the Purchase Agreement to the contrary, the purchase price for each Clearance Item shall equal $7.00 per Clearance Item, rather than $17.21 per Clearance Item. The Clearance Items shall be considered Inventory for purposes of the Agreement.

               2.5 Notwithstanding anything to the contrary in the Purchase Agreement, the Personal Property Tax Reserve, the Projected Unpaid Sales Taxes, the Payroll Tax Reserve, and the projected percentage rent due the Landlords under the Store Leases for calendar year 1993 shall be credited against the Transferred Assets Purchase Price to be other-wise paid to Seller at the Closing and the aggregate of said credited amounts shall be paid to the Escrow Agent who will be instructed to disburse those amounts to the applicable government agency or Landlord, in accordance with joint written instructions of Purchaser and Seller.

               2.6 Seller acknowledges and agrees that it shall be responsible for the cost of repairing or replacing the items listed on Schedule 1 to this Amendment up to a maximum aggregate amount of $27,830 (the "Repair Adjustment Amount"). At the Closing, Purchaser shall receive a credit against the Transferred Assets Purchase Price to be otherwise paid to the Seller at the Closing of the Repair Adjustment Amount, which credited amount shall be paid to the Escrow Agent. As Seller or Purchaser incurs the costs of repairing and replacing the items listed on Schedule 1 attached hereto, it shall obtain reimbursement from the Escrow Agent of such costs up to the Repair Adjustment Amount.

               2.7 The parties hereto acknowledge that Seller has sold to the public a certain number of movie punch cards (the "Movie Punch Cards") pursuant to which the owners thereof are entitled to a certain number of movie video rentals. For purposes of the Purchase Agreement, the Movie Punch Cards shall be considered to be Gift Certificates and Merchandise Credits which Purchaser will honor to the extent and on the same terms and conditions as the other Gift Certificates and Merchandise Credits under the Purchase Agreement. For purposes of valuing the amount of Movie Punch Cards honored by Purchaser as Gift Certificates and Merchandise Credits, Purchaser's standard one day rental rate for videos and games in effect at the time of such valuation shall be utilized.

               2.8 With respect to all Rental Items which are not physically located in the Stores at the Closing because they have been rented to the public (the "Additional Rental Items"), Purchaser shall purchase those Additional Rental Items at a purchase price of $17.21 per Additional Rental Item which as of the Closing Date currently have been rented to the public for less than two weeks immediately prior to the Closing Date as set forth on a schedule to be delivered to Purchaser by Seller not later than one week after the Closing Date (the "Aging Schedule"). For avoidance of doubt, Purchaser is not purchasing any Additional Rental Items which have been rented to the public for a period of two weeks or more as indicated on the Aging Schedule. The Additional Rental Items to be purchased by Purchaser shall be considered Inventory for purposes of the Agreement.

               2.9 At the Closing, Purchaser shall receive a $18,000 credit against the Transferred Assets Purchase Price to be otherwise paid to Seller at the Closing, which amount (the "Disputed Payment") shall be paid to Young Systems Limited ("YSL") to satisfy the amounts, which YSL claims it is owed by Seller for the right to use certain software of YSL.

               2.10 Section 6.1 of the Purchase Agreement is hereby amended by renumbering Subsections 6.1.22 and 6.1.23 as 6.1.23 and 6.1.24, respectively, and by adding to said
     Section 6.1 a new subsection to read as follows:

                    "6.1.22  Ownership of the Affiliated Stores.
          As of the Closing Date, each of the Affiliated Stores, the buildings in which they are located and the real property on which they are situated shall be owned by the person or corporation which is entering into a New Lease with Purchaser for said Affiliated Store and said person or corporation shall have the right and power to enter into said New Lease with Purchaser."

               2.11 Section 8.1 of the Purchase Agreement is hereby amended by renumbering clause (xiii) as (xv) and by inserting immediately after clause (xii) the following:

                    "(xiii) any liability, loss, cost, expense, claim or obligation arising out of the removal prior to the Closing of asbestos floor tiles located in the Store in the University Mall, in Orem, Utah and the disposal thereof; (xiv) any liability, loss, cost, expense, claim or obligation arising out of any person or entity (a "Third Party") asserting that the person or corporation, which entered into a New Lease with Purchaser, did not have the right to enter into such New Lease with Purchaser or any Third Party disturbing or attempting to disturb Purchaser's quiet enjoyment of the Affiliated Stores under the New Leases;"

               2.12 Notwithstanding anything to the contrary in any agreement between Purchaser, any of the landlords under the Leases and Seller or any agreement between Purchaser, Young Systems Limited and Seller, as between Purchaser and Seller, Purchaser shall not be liable for any obligations, liabilities, debts or claims arising or accruing prior to the Closing under any of the Leases or software licenses (including, without limitation, any rent or other charges and payments).

               2.13 Shareholder and Seller warrant and represent to Purchaser that Seller has given Purchaser a true and complete copy of the St. George Sublease.

               2.14 For the avoidance of doubt and notwithstand-ing anything in the Agreement to the contrary, Purchaser is not assuming any liability for any claims, debts, awards, damages, obligations or liabilities arising out of any lawsuit brought against Jeffrey L. Garn, Seller and/or Shareholder, including, but not limited to, the lawsuit referred to in Schedule 6.1.4 to the Agreement, and Share-holder and Seller shall indemnify and hold Purchaser harmless from all said claims, debts, awards, damages, obligations or liabilities pursuant to Section 8 of the Agreement.

               2.15  Subsection 2.5.3(ii) of the Purchase
     Agreement is hereby amended by deleting the clause "(b) within 45 days of the expiration of the existing term of such Non-Extended Short Term Lease".

               2.16  Notwithstanding the fact that no Management
     Agreement will be entered into for the Store located in the Holladay Mall, the interest provisions of Section 2.5.3 of the Purchase Agreement shall apply.

          3.   Schedules.  Attached hereto are the following
Schedules which are hereby incorporated into the Purchase Agree-ment by reference:

               Schedule 1.2.1 (List of Stores), Schedule 1.2.2 (List of F,F&E), Schedule 1.2.3 (Computer Leases), Schedule
     1.2.5 (Store Service Marks), Schedule 1.2.6 (Store Con-tracts), Schedule 2.5.1.1 (Essential Provisions), Schedule
     2.5.1.2 (Short Term Store Leases), Schedule 4.7 (List of Stores Subject to Management Agreements), Schedule 6.1.1 (Seller's Conflicts), Schedule 6.1.3 (Material Agreements),
     Schedule 6.1.4 (Existing Litigation), Schedule 6.1.7 (Store Lease Defaults), Schedule 6.1.8 (Computer Lease and Store Contracts Defaults), Schedule 6.1.9 (Physical Condition of Stores and F,F&E), Schedule 6.1.10.3 (Store Compliance with
     Laws), Schedule 6.1.15 (Employee Plans), Schedule 6.1.16 (Employment Claims), and Schedule 6.2 (Purchaser's Conflicts).

          4. Exhibits. The parties hereto agree that none of the designated exhibits to the Purchase Agreement other than the ones attached to this Amendment will be created, attached and incorporated by reference into the Purchase Agreement.

          5. Purchase Price Settlement Statement. Attached hereto as Exhibit 2 is a purchase price settlement statement setting forth all adjustments to the Transferred Assets
Purchase Price to be paid at the Closing, to which the parties hereto have agreed.

          6. Full Force and Effect. Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to that State's conflicts of law rules.

          8. Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    PEGASUS MUSIC AND VIDEO, INC.
a Delaware corporation             a Utah corporation

By:  /s/ Scott Young               By:  /s/ Kevin S. Garn
     ------------------------           -------------------------
     Scott Young                             Kevin S. Garn
     Its:  Chairman of the Board             Its: President
     and Chief Executive Officer


By:  /s/ Cathy Wood
     ------------------------
     Cathy Wood                         SHAREHOLDER:
     Its: Senior Vice President
     and Secretary

                                        KEVIN S. GARN
AAA_D097.RV4

                                SCHEDULE 1

                                MEMORANDUM


Date:     January 12, 1994

To:       Greg Fisher

From:     Larry Price and Jody Robbins

Subject:  Pegasus L/L Repair Issues


The following is a list of each of the Pegasus stores and itemization of the repairs that need to be corrected along with their estimated costs.

520 Bountiful       Replace sprinkler timer            $145
                    Replace broken pipe                $75
                    Repair roof leak                   $1500
                    Balance HVAC System                $300
                    Replace ceiling tiles              $175

                    Total                              $2195

521 Layton          Remove/replace damaged
                      ceiling tile                     $240
                    Replace 8 light fixtures           $880
                    Replace damaged lenses             $140
                    Repair electrical panel            $160
                    Install crash bar                  $500 *

                    Total                              $1920

522 St. George      Water leak storefront              $200

                    Total                              $200

523 Orem            Replace floor tile                 $800 *

                    Total                              $800

524 So. Towne       Replace damaged ceiling tile       $225
                    Paint touchup                      $200
                    Repair/repaint wall                $350
                    Replace damaged ceiling tiles      $125
                    Repair door hardware               $100
                    Checkout/balance HVAC system       $275

                    Total                              $2350

531 Holiday         Repair exterior sign               $450
                    Repair wall mirror                 $75
                    Relamp/reballast flourescent
                      lights                           $580
                    Repair 40 downlights               $600
                    Replace ceiling tiles              $250

                    Total                              $1955

532 Ogden           Replace damaged ceiling tile       $190
                    Replace A/C stat                   $140
                    Repair/replace light fixtures      $880

                    Total                              $1210

533 Logan           Repair neon                        $300
                    Repair Knogo                       $2300

                    Total                              $2600

534 Fashion Pl.     No issues

                    Sub Total                          $25630

$3500 to upgrade electrical service 200 amp
   for #529, Fort Union                                $3500

                    Grand Total                        $29130

                                                       - 1300
                                                       ------
                                                       $27830
     * Deleted

                              SCHEDULE 1.2.1

                           (LEASE DESCRIPTIONS)

                          THIRD PARTY PROPERTIES


Store Name     Mall Name      Lease Term          Lease Space

Pegasus #2     Layton Hills   Apr. 31, 2001       2012 & 2014
#163060        Mall

Pegasus #3     St. George,
#270559        Utah

Pegasus #4     University     Jan. 31, 1997       A-5
#163070        Mall

Pegasus #7     South Town     Dec. 31, 2002       2250
#153085        Centre

Pegasus #8     Capital Hill   Sept. 30, 1996      123
#163095

Pegasus #12    Valley Fair    Dec. 31, 2003       E-106
#271208

Pegasus #15    Holladay       1995
#300018        Center

Pegasus #16    Ogden City     Nov. 30, 2002       E-6
#300040        Mall

Pegasus 318    Fashion Place  Mar. 31, 2003       H-4
#300328        Mall

                              SCHEDULE 1.2.1

                           (LEASE DESCRIPTIONS)

                             K.S.G. PROPERTIES


Store Name     Mall Name      Lease Term          Lease Space

Pegasus #1     Bountiful,     15 years + 2        7000 sq. ft.
#163008        Utah           option of 5 yrs

Pegasus #10    Roy, Utah      15 years + 2        3900 sq. ft.
#270733                       option of 5 yrs

Pegasus #11    Provo, Utah    15 years + 2        5500 sq. ft.
#271115                       option of 5 yrs     1152 sq. ft.
                                                  optional

Pegasus #13    Fort Union     15 years + 2        5500 sq. ft.
#271235        Blvd, Salt     options of 5 yrs
               Lake City, UT

Pegasus #14    4th South      15 years + 2        3000 sq. ft.
#271247        Salt Lake      options of 5 yrs
               City, Utah

Pegasus #17    Logan, Utah    15 years + 2        7400 sq. ft.
#300265                       option of 5 yrs

                              SCHEDULE 1.2.2
                                 (F,F & E)


All furniture, fixtures, equipment and supplies located in the Stores, the Store Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, including, but not limited to, all computer equipment, security systems, CD players, cassette players, speakers, televisions, video monitors, facsi-mile machines, cash registers, CD racks, cassette racks, box set racks, single racks, boom box racks, video gondolas, display boards and display stands, as more particularly described on the attached depreciation schedules of Seller.

                         [DEPRECIATION SCHEDULES]

                              SCHEDULE 1.2.3

                           (COMPUTER EQUIPMENT)

                           SEE COMPUTER LEASES.

                              SCHEDULE 1.2.5
                           (STORE SERVICE MARKS)


TRADENAMES:    Pegasus Music & Video

SERVICE NAMES: None.

TRADENAMES:    None.

SERVICE MARKS: None.

LOGOS:         See attached logo.


The Pegasus Music & Video name is registered as the name of a Utah corporation only. It is not registered with any other state or federal agency or entity.

                              [Pegasus Logo]

                              SCHEDULE 1.2.6

                             (STORE CONTRACTS)


Sublease Agreement, dated June 22, 1993 between Pegasus Music and
Video, Inc. and Southwest Entertainment, inc. and Douglas
K.McPhail and Mary-Rose McPhail as guarantors and First Amendment to Sublease dated August 4, 1993 between the parties to the Sublease.

All software licenses granted by Young Systems Limited to Seller.

                             SCHEDULE 2.5.1.1

                           ESSENTIAL PROVISIONS


     The "Essential Provisions" are agreements by the applicable lessor to amend the applicable Store Lease in the following respects, if applicable:

1. To modify any radius restrictions contained in the applicable Store Lease to permit the operation of stores currently operated by Purchaser or stores acquired in the future by Purchaser which would otherwise violate the applicable radius restrictions.

2.   To delete any landlord's lien contained in the applicable
     Store Lease.

3. To include reasonable assignment and sublet provisions allowing Purchaser to assign and/or sublet the applicable Store Lease generally in accordance with Section 16.9 of the form of Store Leasehold Consent attached hereto as Exhibit A to this Agreement (the "Form Store Leasehold Consent").

4. Delete Landlord's right to relocate the Store or terminate the Store Lease due to expansion, remodeling or enclosure of the Shopping Center or the building in which the Store is located.

5. Delete requirements for Tenant to maintain records, books, etc. on the store premises or in the State of Utah. Tenant will maintain all records at its headquarters office in California.

6.   Delete any reference to Landlord acting as Tenant's attorney
     -in-fact.

7. Without the consent of the Landlord, Tenant or its assignee may change the trade name under which it does business at the store to a trade name identical to the one used by a majority of its other stores in Utah and Montana.

8. Delete Tenant's requirement to remodel the premises during existing term.

9. Delete the provision pursuant to which Tenant has no right to the insurance proceeds from Tenant's policies due to casualty unless Tenant uses proceeds to rebuild the Store.

10. Delete the provision pursuant to which Landlord is not responsible if it prepares Tenant's advertising copy without Tenant's consent and Tenant will indemnify Landlord from damages caused by such advertising.

11. Delete the provision pursuant to which Tenant will contri-bute to Landlord's cost of construction, remodeling or enclosure of the Shopping Center or the building in which the Store is located and Landlord's right to terminate the Store Lease if Tenant does not pay for such costs.

12. Delete the provision pursuant to which Tenant waives right to jury trial, right to file cross-claims or counter suit against Landlord.

13. To include one or more provisions (i) allowing Purchaser to remodel the leased premises of the applicable Store Lease generally in accordance with Section 16.4 of the Form Store Leasehold Consent, and (ii) waiving any continuous operation clause in the applicable Store Lease for a specific reason-able period of time for the purpose of completing such remodeling, which time period shall not be less than 14 days.

14.  Delete the following covenants of the Tenant:

     14.1 Conduct business to produce maximum sales.

     14.2 Maintain adequate trained personnel.

     14.3 Tenant to employ qualified store manager and give name, home address and home telephone number to mall manager.

15. Delete the provision pursuant to which Tenant's insurance carrier is required to notify Landlord within twenty to thirty days of any cancellation, expiration or replacement of the subject insurance policies.

16. Delete the provision pursuant to which Landlord's right to terminate if Tenant under reports Gross Sales by at lease $1,000.00. [Purchaser would agree to leave in this provi-sion if the $1,000.00 amount is increased substantially.]

17. Delete the provision pursuant to which Landlord's successor need not be bound by any amendment to the Store Lease made after the effective date of said Store Lease unless successor consents to be bound.

                             SCHEDULE 2.5.1.2

                         (SHORT-TERM STORE LEASES)


Pegasus #15         Holladay       1995
#300018             Center

                               SCHEDULE 4.7

            [List of Stores subject to a Management Agreement]

                                   None

                              SCHEDULE 6.1.1

                                (CONFLICTS


None.

                              SCHEDULE 6.1.3

                           (MATERIAL AGREEMENTS)


None.

                              SCHEDULE 6.1.4

                           (EXISTING LITIGATION)


     K.L.T.; M.L.V., and R.C.M. v. Jeffrey Layne Garn; and
Pegasus Records and Tapes, a/k/a Pegasus Music and Video; KSG
Distributing, Montana First Judicial District, Lewis & Clark
County.  Case No. cDV 93-556.

                              SCHEDULE 6.1.7

                          (STORE LEASE DEFAULTS)


None.

                              SCHEDULE 6.1.8

               (COMPUTER LEASE AND STORE CONTRACT DEFAULTS)


Young Systems, Ltd. contract dispute.

                              SCHEDULE 6.1.9

               (PHYSICAL CONDITION OF STORES AND F, F, & E)


None.

                             SCHEDULE 6.1.10.3

                       (STORE COMPLIANCE WITH LAWS)


None.

                              SCHEDULE 6.1.15

                                  (ERISA)


None.

                              SCHEDULE 6.1.16

                             (EMPLOYEE CLAIMS)


None.

                               SCHEDULE 6.2

                          [Purchaser's Conflicts]

                                   None

                                 EXHIBIT 2

                   WHEREHOUSE/PEGASUS CLOSING STATEMENT


Date:     January 14, 1994

Seller:   Pegasus Music and Video, Inc.

Buyer:    Wherehouse Entertainment, Inc.

Escrow:   Richard Hill, Esq.


PURCHASE PRICE

Base                                    $5,250,000.00
Resale Inventory @75%                    2,710,000.00
Video Rental Inventory @75%                353,000.00
                                        -------------
     SUB-TOTAL                          $8,313,000.00

ADJUSTMENTS TO PRICE

Pre-paid rent                           $+  37,792.63
St. George lease rights                  +   2,940.17
Holladay base purchase                   - 247,275.00
Personal property tax (1/2 of Jan 94)    -     211.00
                                        -------------

DUE FROM PURCHASER
                                        $8,106,246.80

ESCROW FUNDS

Base price                                 210,000.00
Dec. 93 & Jan. 94 Sales Tax Escrow         174,922.20
Dec. 93 & Jan. 94 Emp. Tax Escrow           26,361.79
1993 % Rent Due                             12,000.00
Personal property tax 1993                   5,417.90
Repairs                                     27,830.00
                                        -------------

     TOTAL ESCROW FUNDS                 $  456,531.89

     Payment to Young Software              18,000.00

     WIRE TRANSFER TO SELLER            $7,631,714.91